UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023 (January 9, 2023)

LEO HOLDINGS CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39865	98-1574497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Albany Financial Center South Ocean Blvd Suite #507 P.O. Box SP-63158 New Providence, Nassau, The Bahamas	NA
(Address of principal executive offices)	(Zip Code)

(310) 800 1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-quarter of one redeemable warrant	LHC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	LHC	The New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 12, 2023, Leo Holdings Corp. II (the “Company”), Glimpse Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub I”), Glimpse Merger Sub II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and World View Enterprises Inc., a Delaware corporation (“World View”) entered into an Agreement and Plan of Merger (the “Agreement”). World View and the Company are collectively referred to as the “Parties.”

The Domestication

Pursuant to the Agreement, prior to the closing of the transactions contemplated by the Agreement (the “Closing”), the Company shall domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law and Sections 206 to 209 of the Companies Act (As Revised) of the Cayman Islands.

In connection with the Domestication, (i) each Class A ordinary share, par value $0.0001 per share of the Company outstanding immediately prior to the effective time of the Domestication shall be converted into one (1) share of common stock, par value $0.0001 per share of the Company (the “Company Common Stock”) and (ii) each Class B ordinary share, par value $0.0001 per share of the Company outstanding immediately prior to the effective time of the Domestication shall be converted into one (1) share of Company Common Stock.

The Business Combination

Pursuant to the Agreement, it is anticipated that (a) Merger Sub I shall merge with an into World View (the “First Merger”), with World View being the surviving corporation of the First Merger; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, World View will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, the “Surviving Company”), and as a result of which the Surviving Company will become a wholly owned Subsidiary of the Company.

The Mergers and the other transactions contemplated by the Agreement are hereinafter referred to as the “Business Combination.” The Business Combination is expected to close in the second quarter of 2023, following the receipt of the required approval by the Company’s shareholders and the fulfillment or waiver of other customary closing conditions.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Agreement, at the effective time of the First Merger, each outstanding share of common stock, par value $0.00001 of World View (the “World View Common Stock”) (including shares of World View Common Stock resulting from the conversion of preferred stock, convertible notes and simple agreements for future equity of World View) will be converted into the right to receive the number of shares of Company Common Stock equal to Per Share Merger Consideration. The total consideration to be paid at the closing to the selling parties in connection with the Agreement will be approximately $350,000,000 (subject to certain adjustments as set forth in the Agreement, including with respect to the sponsor promote value, certain transaction expenses and the cash and debt of World View).

Representations and Warranties; Covenants

The Agreement contains customary representations and warranties and covenants from each of the parties, including certain restrictive covenants applicable to the Selling Parties. The Parties have agreed to take all actions necessary or appropriate such that effective immediately after the effective time of the First Merger the Company’s board of directors will be divided into three classes and be composed of a total of seven (7) directors, which directors shall include two (2) individuals designated by the Company, four (4) individuals designated by World View and one (1) individual designated by the Parties who qualifies as an “independent director” under the rules of the New York Stock Exchange (“NYSE”) or the Nasdaq Stock Market LLC (“Nasdaq”), as applicable. The Parties may also enter into additional equity or equity-linked financing commitments for up to $75 million gross proceeds at or prior to the closing of the Business Combination.

Conditions to Each Party’s Obligations

The obligations of Parties to consummate the transactions contemplated by the Merger Agreement, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: (i) there is no order of any nature prohibiting the consummation of the transactions contemplated by the Agreement, and no Law shall have been adopted that makes consummation of the transactions contemplated by the Agreement illegal or otherwise prohibited; (ii) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have been completed and, if applicable, the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated under the HSR Act shall have expired or been terminated, and if the Parties have entered into a regulatory timing agreement with a governmental entity, the waiting period contemplated hereby under the HSR Act shall be deemed extended by the same period provided in such regulatory timing agreement; (iii) the required Company shareholder approval shall have been obtained; (iv) the World View required approval shall have been obtained; (v) the registration statement / proxy statement shall have become effective in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), no stop order shall have been issued by the Securities and Exchange Commission (the “SEC”) that remains in effect with respect to the registration statement / proxy statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC that remains pending; (vi) the Company’s common stock to be issued in connection with the transactions contemplated by the Agreement shall be listed or have been approved for listing on NYSE or Nasdaq, subject only to official notice of issuance thereof; (vii) after giving effect to the transactions contemplated hereby (including any financing), the Company shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after the Closing; and (viii) the Domestication shall have been consummated.

The obligations of World View to consummate the transactions contemplated by the Agreement are further subject to the satisfaction (or written waiver by World View) at or prior to the Closing of the following conditions: (i) certain representations and warranties of the Company, Merger Sub I and Merger Sub II shall be true and correct as of the date of Closing as if made at and as of such time; (ii) each of the Company, Merger Sub I and Merger Sub II shall have performed in all material respects its obligations under the Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; (iii) an authorized officer of the Company shall have executed and delivered to the World View a certificate as to compliance with certain conditions; (iv) the receipt of certain closing deliverables; (v) the amount of available cash, less the Company’s transaction expenses, less deductible World View transaction expenses shall be equal to or greater than $20,000,000; and (vi) the new certificate of incorporation of the Company shall have been filed with the Secretary of State of the State of Delaware and the Company shall have adopted the contemplated bylaws.

The obligations of the Company and the Merger Subs to consummate the transactions contemplated by the Agreement are further subject to the satisfaction (or written waiver by the Company) at or prior to the Closing of the following conditions: (i) certain representations and warranties of World View shall be true and correct as of the date of the Agreement and as of the date of Closing; (ii) World View shall have performed in all material respects its obligations under the Agreement required to be performed by it at or prior to the date of Closing; (iii) the Company shall have received certain closing deliveries; (iv) there shall not have occurred a “material adverse effect” since the date of the Agreement; and (v) an authorized officer World View shall have executed and delivered a certificate as to its compliance with certain conditions.

Termination

The Agreement may be terminated at any time at or prior to the Closing: (i) in writing, by mutual consent of the Parties; (ii) by either the Company or World View by written note to the other Party if any order of any nature is in effect prohibiting the consummation of the transactions contemplated by the Agreement or any law has been adopted that makes consummation of the transactions contemplated by the Agreement illegal or otherwise prohibited; provided, that the right to terminate the Agreement as described in this clause (ii) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of the Agreement results in or causes such final, non-appealable order or law; (iii) by the Company if there has been a “material adverse effect”

since the date of the Agreement or breach of any representation, warranty, covenant or other agreement or any such representation and warranty shall have become untrue or inaccurate after the date of the Agreement (subject to certain limitations) and such breach or inaccuracy would result in a failure of certain closing conditions to be satisfied on the Closing Date, (iv) by World View if there has been a breach of any representation, warranty, covenant or other agreement made by the Company, Merger Sub I or Merger Sub II in the Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of the Agreement (subject to certain limitations) and such breach or inaccuracy would result in a failure of certain closing conditions to be satisfied on the Closing Date; (v) by either World View or the Company by written notice to the other Party if the Closing has not occurred on or prior to October 12, 2023; provided, that such right to terminate shall not be available to any Party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Agreement; (vi) by either World View or the Company by written notice to the other Party if the Company’s shareholder meeting has been held (including any adjournment thereof), has concluded, the shareholders of the Company have duly voted, and the required approvals of the Company’s shareholders was not obtained; (vii) by the Company by giving written notice to the Company at any time following the time that is 48 hours after the Registration Statement / Proxy Statement is declared effective but prior to the delivery of the written consent from World View’s stockholders; or (viii) by the Company, in its sole discretion, by giving written notice to World View at any time within thirty (30) days after the date of the Agreement, based on its due diligence review of World View.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto. The Agreement contains representations, warranties and covenants that the respective Parties made to each other as of the date of the Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective Parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company believes that these schedules do not contain information that is material to an investment or voting decision.

Sponsor Agreement

Concurrently with the execution of the Agreement, (i) the Company, (ii) Leo Investors II Limited Partnership, a Cayman Islands exempted limited partnership (the “Sponsor”), Lori Bush (“Bush”), Mary E. Minnick (“Minnick”), Naveen Agarwal (“Agarwal”), Scott Flanders (“Flanders”), Imran Khan (“Khan”), Scott McNealy (“McNealy”) and Mark Masinter (“Masinter”, and together with Bush, Minnick, Agarwal, Flanders, Khan, McNealy and the Sponsor, the “Sponsor Parties”) and (iii) World View, entered into a Sponsor Agreement (the “Sponsor Agreement”), pursuant to which, among other things, the Sponsor Parties have agreed to (i) vote in favor of the Transaction Proposals (as such term is defined in the Agreement) and the transactions contemplated thereby, (ii) waive the anti-dilution or similar protections with respect to the Class B ordinary shares, par value $0.0001 per share of the Company held by the Sponsor Parties and (iii) not redeem any of their shares in connection with the vote to approve the Business Combination.

The foregoing description of the Sponsor Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Agreement, a copy of which is attached as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, the Company, the Sponsor Parties and certain equityholders of World View will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the parties thereto will be granted customary registration rights with respect to shares of the post-Business Combination company.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Agreement, the Company, World View and certain stockholders of World View (collectively, the “World View Holders”) entered into transaction support agreements (the “Support Agreements”) with the Company and World View, pursuant to which the World View Holders have agreed to, among other things, (i) waive any appraisal rights in connection with the Mergers and (ii) consent to and vote in favor of the Agreement and the transactions contemplated thereby (including the Mergers).

The foregoing description of the Support Agreement is subject to and qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit 10.3 hereto and the terms of which are incorporated herein by reference.

Lock-up Arrangements

The Sponsor Parties and World View equityholders will be subject to lock-up arrangements on their equity securities of the post-Business Combination company pursuant to which, without the prior written consent of the post-Business Combination company, during the period commencing on the closing of the Business Combination and with respect to the World View equityholders, ending on the date that is 180 days after the closing, and with respect to the Sponsor Parties, ending on the date that is 365 days after the closing, such parties will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such shares or other equity securities (the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of post-Business Combination company capital stock, in cash or otherwise. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, certain open market transfers and transfers upon death or by will. The lock-up restrictions for the Sponsor Parties will also lapse prior to their expiration upon the occurrence of certain events, including the closing price of post-Business Combination company common stock reaching certain thresholds.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

As disclosed in the definitive proxy statement filed by the Company with the SEC on December 16, 2022 (the “Proxy Statement”), relating to the extraordinary general meeting of shareholders of the Company (the “Extension Meeting”), the Sponsor agreed that if the Extension Amendment Proposal (as defined below) is approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) will contribute to the Company as a loan, within five (5) business days of the date of the Extension Meeting, $720,000 to be deposited into the trust account established in connection with the Company’s initial public offering (the “Trust Account”). In addition, in the event the Company does not consummate an initial business combination by the Articles Extension Date (as defined below), the Lender will contribute to the Company as a loan up to $1,440,000 in six equal installments to be deposited into the Trust Account for each of six one-month extensions following the Articles Extension Date.

Accordingly, on January 12, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $2,160,000 (the “Promissory Note”) to the Sponsor. The Sponsor must fund the initial principal amount of $720,000 within two (2) business days of the date of the Promissory Note. The Promissory Note does not bear interest and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate a business combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the Promissory Note will be deposited in the Trust Account. Up to $1,500,000 of the total principal amount of the Promissory Note may be converted, in whole or in part, at the option of the Lender into warrants of the Company at a price of $1.50 per warrant, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the initial public offering of the Company.

The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.4 hereto and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2023, the board of directors of the Company appointed Mark Masinter as a new director of the Company. Mr. Masinter has been appointed to serve on the audit, nominating and compensation committees of the Company.

Mark Masinter serves as Chairman of Global Retail, Newmark Retail Services. Mr. Masinter joined Newmark from Open Realty Advisors, an esteemed global retail commercial real estate advisory firm acquired by Newmark in 2022. As Chairman of Global Retail, Mr. Masinter oversees strategic planning and business development for Newmark’s North American and International retail real estate business line. Prior to joining Newmark, Mr. Masinter served as Managing Member and Founder of Open Realty Advisors, establishing the firm in 1987. Under Mr. Masinter’s leadership, Open Realty Advisors consulted and led the store growth and real estate execution strategies of some of North America’s premier consumer brands. As Managing Member of Open Realty Partners, Mr. Masinter led the firm’s principal investment and development endeavors which has resulted in the successful execution of some of the premier retail and mixed-use properties in the US. In this role, Mr. Masinter’s primary focus was on design, curation, leasing and capital raising. Mr. Masinter graduated from Avon Old Farms School and received a Bachelor of Political Science degree from Southern Methodist University. The Company believes that Mr. Masinter’s deep consumer industry background, coupled with broad operational and transactional experience, make him well qualified to serve as a director.

The board of directors of the Company has affirmatively determined that Mr. Masinter meets the applicable standards for an independent director under both the rules of the NYSE and Rule 10A-3 under the Exchange Act.

Mr. Masinter will not be compensated by the Company for his services as a director.

In connection with his appointment, Mr. Masinter is expected to enter into the Company’s standard form of indemnity agreement for directors and officers and Mr. Masinter has previously entered into the letter agreement, dated January 7, 2021, by and among the Company, the Sponsor and the Company’s officers and directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2023, the Company held the Extension Meeting to amend the Company’s amended and restated memorandum and articles of association (the “Articles Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination from January 12, 2023 (the “Original Termination Date”) to April 12, 2023 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until October 12, 2023, or a total of up to nine months after the Original Termination Date, unless the closing of the Company’s initial business combination shall have occurred prior to such date (the “Extension Amendment Proposal”). The shareholders of the Company approved the Extension Amendment Proposal at the Extension Meeting and on January 10, 2023, the Company filed the Articles Amendment with the Registrar of Companies of the Cayman Islands.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 9, 2023, the Company held the Extension Meeting to approve the Extension Amendment Proposal and a proposal to allow the adjournment of the Extension Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extension Meeting, there were insufficient ordinary shares of the Company represented (either in person or by proxy) to approve the Extension Amendment Proposal or (ii) if the shareholders of the Company redeem an amount of shares in connection with the Articles Amendment such that the Company would not adhere to the continued listing requirements of NYSE (the “Adjournment Proposal”), each as more fully described in the Proxy Statement. As there were sufficient votes to approve the Extension Amendment Proposal and following redemptions in connection with the Articles Amendment the Company adheres to the continued listing requirements of NYSE, the Adjournment Proposal was not presented to shareholders.

Holders of 35,134,629 ordinary shares of the Company held of record as of December 12, 2022, the record date for the Extension Meeting, were present in person or by proxy at the meeting, representing approximately 74.95% of the voting power of the Company’s ordinary shares as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the proposals were as follows:

The Extension Amendment Proposal

For	Against	Abstain
33,288,891	1,845,738	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 32,924,036 Class A ordinary shares, par value $0.0001 per share, of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.15 per share, for an aggregate redemption amount of approximately $334,239,331.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only, and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents incorporated by reference herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination is not obtained; the risk that the Business Combination may not be completed by the business combination deadline; failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to World View; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; the effect of the announcement or pendency of the transaction on World View’s business relationships, operating results, and business generally; risks that the Business Combination disrupts current plans and operations of World View; risks relating to World View’s capital needs and ability to obtain additional financing; the outcome of any legal proceedings that may be instituted against World View or against the Company related to the Business Combination or any related agreements; the ability to maintain the listing of the Company’s securities on a national securities exchange; changes in domestic and foreign business, market, financial, political, and legal conditions and changes in the combined capital structure; the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities; risks related to the rollout of World View’s business and the timing of expected business milestones; the effects of competition on World View’s business; the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments; the risks to World View’s business if internal processes and information technology systems are not properly maintained; risks associated with World View’s operational dependence on independent contractors and third parties; risks associated with World View’s reliance on certain suppliers, including recent global supply chain slowdowns and disruptions; risks and uncertainties related to World View’s international operations, including possible restrictions on cross border investments which could harm World View’s financial position; ability to achieve improved margins and cost efficiency; continuing risks relating to the COVID 19 pandemic; and risks associated with World View’s ability to develop its products and achieve regulatory approvals or milestones on the timelines expected or at all. The foregoing list of factors is not exhaustive.

The reader should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s final prospectus dated January 7, 2021, related to its initial public offering, and other documents filed by the Company from time to time with the SEC.

The reader is cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The Company and World View expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of the Company or World View with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information

The Company intends to file with the SEC a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”), which will include a preliminary proxy statement/prospectus of the Company, which will be both the proxy statement to be distributed to holders of the Company’s ordinary shares in connection with the solicitation of proxies for the vote by the Company’s shareholders with respect to the proposed Business Combination and related matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. After the Registration Statement is declared effective, the Company will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. The Company’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its shareholders’ meeting to be held to approve the Business Combination and related matters because the proxy statement/prospectus will contain important information about the Company and World View and the proposed Business Combination.

The definitive proxy statement/prospectus will be mailed to shareholders of the Company as of a record date to be established for voting on the proposed Business Combination and related matters. Shareholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Leo Holdings Corp. II, 21 Grosvenor Pl, London SW1X 7HF, United Kingdom or by emailing brown@leo.holdings.

Participants in the Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy from any investor or securityholder. However, the Company, World View and the Sponsor and their respective directors, officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Business Combination and related matters. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of the Company and World View in the proxy statement/prospectus relating to the proposed Business Combination when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of January 12, 2023, by and among Leo Holdings Corp. II, Glimpse Merger Sub, Inc., Glimpse Merger Sub II, LLC, and World View Enterprises Inc.

3.1	Amendment to Amended and Restated Memorandum and Articles of Association.

10.1	Sponsor Agreement, dated January 12, 2023, by and among Leo Holdings Corp. II, World View Enterprises Inc., Leo Investors II Limited Partnership and other parties thereto.

10.2	Form of Amended and Restated Registration Rights Agreement, by and among Leo Holdings Corp. II, Leo Investors II Limited Partnership and other parties thereto.

10.3	Support Agreement, dated January 12, 2023, by and among Leo Holdings Corp. II, World View Enterprises Inc. and other parties thereto.

10.4	Promissory Note, dated January 12, 2023, by and among Leo Holdings Corp. II and Leo Investors II Limited Partnership.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2023

LEO HOLDINGS CORP. II

By:	/s/ Lyndon Lea
Name:	Lyndon Lea
Title:	Chief Executive Officer